UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2021

Skyworks Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617

(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2021, Skyworks Solutions, Inc., a Delaware corporation (the “Company”), borrowed $1,000,000,000 in aggregate principal amount of term loans under its previously announced term loan facility, pursuant to the Term Credit Agreement, dated as of May 21, 2021, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent, the material terms of which are described under Item 1.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2021, and incorporated by reference herein.

Item 8.01	Other Information.

As previously announced, on April 22, 2021, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Silicon Laboratories Inc., a Delaware corporation (“Seller”), pursuant to which the Company agreed to acquire certain assets, rights, and properties, and assume certain liabilities, comprising Seller’s infrastructure and automotive business for a purchase price of $2,750,000,000 in cash (the “Asset Purchase”).

On July 26, 2021, the Company issued a press release announcing the completion of the Asset Purchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Any forward-looking statements contained in this Current Report on Form 8-K are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information regarding the Asset Purchase, the benefits, synergies, and accretion related to the Asset Purchase, and any other statements by the Company’s management regarding future expectations, beliefs, goals, plans, or prospects. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. Actual events and/or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including, but not limited to, the outcome of any legal proceedings that could be instituted against the Company or the Company’s board of directors related to the Asset Purchase or the Purchase Agreement; the Company’s ability to successfully integrate the assets acquired and employees transferred pursuant to the Purchase Agreement; the risk that the Company may not realize the anticipated benefits from the Asset Purchase; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, and supplier components; the cyclical nature of the semiconductor industry; risks that the Asset Purchase disrupts current plans and operations and the potential difficulties in employee retention as a result of the Asset Purchase; the Company’s ability to obtain design wins from customers; technological and product development risks; enforcement and protection of intellectual property rights and related risks; risks related to the security of our information systems and secured networks; changes in laws, regulations, and/or policies that could adversely affect the Company’s operations and financial results, the economy, customer demand for products, the financial markets, or the effects of exchange rate fluctuations; risks of changes in U.S. or international tax rates or legislation; the effects of the global COVID-19 pandemic; the effects of local and national economic, credit, and capital market conditions on the economy in general; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC, including, but not limited to, those detailed in the Company’s Annual Report on Form 10-K for the year ended October 2, 2020 (and/or its most recent Quarterly Report on Form 10-Q). Any forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated July 26, 2021
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

July 26, 2021	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary